                         THE ROBERT MONDAVI CORPORATION
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   EXHIBIT 11




                    COMPUTATION OF PRIMARY EARNINGS PER SHARE


                                     THREE MONTHS ENDED
                                    --------------------
                                        SEPTEMBER 30,
                                    --------------------
                                     1997         1996
                                    -------      -------
Weighted average number of
  common shares outstanding
  during the period                  15,190       14,970
Common Stock equivalents
  considered to be outstanding
  for periods presented:
  Options                               653          545
                                    -------      -------
                                     15,843       15,515
                                    =======      =======
Net income                          $ 5,851      $ 5,323
                                    =======      =======

Earnings per share                  $   .37      $   .34
                                    =======      =======




                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE


                                    THREE MONTHS ENDED
                                    -------------------
                                       SEPTEMBER 30,
                                    --------------------
                                      1997        1996
                                    -------      -------
Weighted average number of
  common shares outstanding
  during the period                  15,190       14,970
Common Stock equivalents
  considered to be outstanding
  for periods presented:
  Options                               695          588
                                    -------      -------
                                     15,885       15,558
                                    =======      =======
Net income                          $ 5,851      $ 5,323
                                    =======      =======

Earnings per share                  $   .37      $   .34
                                    =======      =======